Exhibit 10.1

AMENDMENT NO. 3 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (“Amendment No. 3”) is made and entered into as of the 28th day of August, 2002, by and between THE PANTRY, INC., a Delaware corporation (the “Corporation”), and PETER J. SODINI (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Corporation and the Employee entered into an Employment Agreement dated as of October 1, 1997 (the “Original Agreement”); and

WHEREAS, the Corporation and the Employee entered into Amendment No. 1 to Employment Agreement on April 1, 1999; and

WHEREAS, the Corporation and the Employee entered into Amendment No. 2 to Employment Agreement on September 21, 2001;

WHEREAS, the Corporation and the Employee desire to amend further the Original Agreement to provide for different severance payments in the event the Employee’s employment is terminated after a Change in Control by the Corporation without Cause or by the Employee for Good Reason, as such terms are defined in the Original Agreement as set forth hereinafter; and

WHEREAS, the Corporation and the Employee desire to amend further the Original Agreement to provide for a change in Section 7 of the Original Agreement which addresses moving expenses.

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    In Section 6.2, Termination Following Change-in-Control, the phrase “eighteen months” in the first paragraph shall be deleted and the phrase “twenty-four (24) months” shall be inserted such that the clause shall read, “Employee shall be entitled to salary continuance together with regular benefits for twenty-four (24) months from the date of the termination of his employment . . . .”

2.    In Section 7, Moving Expenses, the phrase “to California” shall be deleted and the phrase “to any location of Employee’s choice in the continental United States” shall be inserted in lieu thereof.

3.    Except as amended hereby, the Original Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year set forth above.

THE PANTRY, INC.

By:	/s/ STEVEN J. FERRIERA
Name: Steven J. Ferriera Title: Sr. Vice President, Administration

/s/ PETER J. SODINI
PETER J. SODINI